Exhibit 2.3

Execution Version

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 23, 2023, is made and entered into by and among Hammerhead Energy Inc., an Alberta corporation (such entity, following the Business Combination (as defined below), the “Company”), Decarbonization Plus Acquisition Sponsor IV LLC, a Cayman Islands limited liability company (the “Sponsor”), and the undersigned parties listed under Holder on the signature pages hereto (each such party, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, on August 10, 2021, Decarbonization Plus Acquisition Corporation IV, a Cayman Islands exempted company (the “SPAC”), the Sponsor and certain other security holders named therein (the “SPAC Holders”) entered into that certain Registration Rights Agreement (the “SPAC Registration Rights Agreement”), pursuant to which the SPAC granted the Sponsor and such other SPAC Holders certain registration rights with respect to certain securities of the SPAC;

WHEREAS, on September 25, 2022, the SPAC, Hammerhead Resources Inc., an Alberta corporation (“Hammerhead”), Hammerhead Energy Inc., an Alberta corporation and wholly owned subsidiary of Hammerhead (such entity, prior to the Business Combination, “NewCo”), and 2453729 Alberta ULC, an Alberta unlimited liability corporation and wholly owned subsidiary of the SPAC (“AmalCo”), entered into that certain Business Combination Agreement (as amended, the “BCA”), pursuant to which, among other things, on or about the date hereof, (i) SPAC transferred by way of continuation from the Cayman Islands to Alberta and domesticated as an Alberta corporation, (ii) SPAC amalgamated with NewCo to form the Company and (iii) Hammerhead amalgamated with AmalCo to form a new wholly owned subsidiary of the Company (collectively, the “Business Combination”);

WHEREAS, on September 25, 2022, the Sponsor, James AC McDermott, Jeffrey Tepper, Dr. Jennifer Aaker, Jane Kearns (collectively, the “Sponsor Group”), Riverstone Global Energy and Power Fund V (Cayman), L.P. and certain of its controlled affiliates (“Riverstone”) and the SPAC, entered into that certain letter agreement pursuant to which the Sponsor Group agreed to transfer to Riverstone a portion of its Class B ordinary shares of the SPAC and warrants to purchase Class A ordinary shares of the SPAC in connection with the Business Combination;

WHEREAS, after the closing of the Business Combination (the “Closing”), the Holders own Class A common shares in the authorized share capital of the Company (“Common Shares”), and R5 HHR FS Holdings LLC, a Delaware limited liability company owns warrants to purchase 12,737,500 Common Shares (the “Private Placement Warrants”); and

WHEREAS, in connection with the Closing, the Company and the SPAC Holders desire to amend and restate the SPAC Registration Rights Agreement in its entirety as set forth herein, and the other Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Action” shall mean material litigation, suit, claim, charge, complaint, grievance, action, proceeding, arbitration, audit or investigation by or before any Governmental Authority.

“Agreement” shall have the meaning given in the Preamble.

“AmalCo” shall have the meaning given in the Recitals.

“Applicable Securities Law” shall mean, collectively, (a) Canadian Securities Law, (b) the Securities Act and the applicable rules and regulations promulgated thereunder, and (c) the Exchange Act and the applicable rules and regulations promulgated thereunder.

“Applicable Securities Commission” shall mean Canadian Securities Commissions and the Commission, as applicable.

“BCA” shall have the meaning given in the Recitals.

“Block Trade” shall have the meaning given to it in subsection 2.3.1 of this Agreement.

“Board” shall mean the board of directors of the Company.

“Business Combination” shall have the meaning given in the Recitals.

“Canadian Securities Commissions” shall mean the securities regulatory authorities in the Canadian Qualifying Jurisdictions.

“Canadian Securities Law” shall mean the securities legislation of the Canadian Qualifying Jurisdictions, and all rules, regulations, blanket orders, instruments and policies established thereunder or issued by the Canadian Securities Commissions, and including the rules and policies of the Toronto Stock Exchange, all as amended from time to time.

“Canadian Qualifying Jurisdictions” shall mean each of Alberta, Ontario and any other Provinces in Canada mutually agreed to by the Demanding Holder and the Company.

“Commission” shall mean the United States Securities and Exchange Commission.

“Common Shares” shall have the meaning given in the Recitals.

“Company” shall have the meaning given in the Preamble.

“Demanding Holder” shall mean any Holder or group of Holders that together elects to dispose of Registrable Securities having an aggregate value of at least US$25 million, at the time of the Underwritten Demand, under a Shelf Registration pursuant to an Underwritten Offering.

“Effectiveness Period” shall have the meaning given in subsection 3.1.1 of this Agreement.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as it may be amended from time to time.

“Financial Counterparty” shall have the meaning given in subsection 2.3.1 of this Agreement.

“Governmental Authority” shall mean any governmental, quasi-governmental, public or statutory authority of any nature (including any governmental division, department, agency, regulatory or administrative authority, commission, instrumentality, official, organization, unit, body, or entity and any court, judicial or arbitral body, or other tribunal).

“Hammerhead” shall have the meaning given in the Recitals.

“Holder Indemnified Persons” shall have the meaning given in subsection 4.1.1 of this Agreement.

“Holder Information” shall have the meaning given in subsection 4.1.2 of this Agreement.

“Holders” shall have the meaning given in the Preamble.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.3 of this Agreement.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Shelf Registration, Prospectus, Preliminary Short Form Prospectus or Short Form Prospectus, or necessary to make the statements in a Shelf Registration, Prospectus, Preliminary Short Form Prospectus or Short Form Prospectus (in the light of the circumstances under which they were made) not misleading.

“NewCo” shall have the meaning given in the Recitals.

“NI 44-101” shall mean National Instrument 44-101 – Short Form Prospectus Distributions or any successor rule, regulation or similar instrument established from time to time.

“Other Coordinated Offering” shall have the meaning given to it in subsection 2.3.1 of this Agreement.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1 of this Agreement.

“Preliminary Short Form Prospectus” shall mean any preliminary short form prospectus filed with Canadian Securities Commissions in accordance with NI 44-101.

“Private Placement Warrants” shall have the meaning given in the Recitals.

“Pro Rata” shall have the meaning given in subsection 2.1.3 of this Agreement.

“Prospectus” shall mean the prospectus included in any Registration Statement as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Private Placement Warrants (including any Common Shares issued or issuable upon the exercise of any such Private Placement Warrants) held by a Holder immediately following the Closing, (b) any outstanding Common Shares held by a Holder immediately following the Closing (including any Common Shares issued or issuable upon exercise of any other outstanding equity securities of the Company (other than equity securities issued pursuant to an employee stock option or other benefit plan) held by a Holder immediately following the Closing), (c) any equity securities (including the Common Shares issued or issuable upon the exercise of any such equity security) of the Company issuable immediately following the Closing upon conversion of any working capital loans in an amount up to US$1,500,000 in the aggregate made to the SPAC by a Holder and (d) any other equity security of the Company issued or issuable with respect to any such Common Shares held by a Holder immediately following the Closing by way of a share sub-division or share dividend or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a Shelf Registration with respect to the sale of such securities shall have become effective under Applicable Securities Law and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Shelf Registration; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under Applicable Securities Law; (C) such securities shall have ceased to be outstanding; or (D) such securities may be sold without registration pursuant to Applicable Securities Law, including Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(i) or Rule 144(i)(2).

“Registration” shall mean a qualification or registration, as applicable, effected by preparing and filing a prospectus, registration statement or similar document in compliance with the requirements of Applicable Securities Law, and any such prospectus or registration statement having been declared effective by, or become effective pursuant to rules promulgated by, the Applicable Securities Commission.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and any securities exchange on which the Common Shares are then listed);

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, translating, messenger, telephone and delivery expenses;

(D) fees and disbursements of counsel for the Company;

(E) fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) U.S. legal counsel and one (1) Canadian legal counsel selected by the majority-in-interest of Registrable Securities held by the Demanding Holders initiating an Underwritten Demand to be registered for offer and sale in the applicable Underwritten Offering, not to exceed US$50,000 for each such counsel, with respect to any one Underwritten Offering.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.2 of this Agreement.

“Riverstone” shall have the meaning given in the Recitals.

“Securities Act” shall mean the United States Securities Act of 1933, as amended from time to time.

“Shelf Registration” shall have the meaning given in subsection 2.1.1.

“Short Form Prospectus” shall mean any short form prospectus filed with Canadian Securities Commissions in accordance with NI 44-101 that qualifies the sale of the Registrable Securities pursuant to the provisions of this Agreement.

“SPAC” shall have the meaning given in the Preamble.

“SPAC Holders” shall have the meaning given in the Recitals.

“SPAC Registration Rights Agreement” shall have the meaning given in the Recitals.

“Sponsor” shall have the meaning given in the Preamble.

“Sponsor Group” shall have the meaning given in the Recitals.

“Suspension Event” shall have the meaning given in Section 3.4 of this Agreement.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Demand” shall have the meaning given in subsection 2.1.2 of this Agreement.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1 Registration.

2.1.1 Shelf Registration. (a) The Company agrees that within fifteen (15) business days after the consummation of the Business Combination, the Company will file with the Commission (at the Company’s sole cost and expense) a Registration Statement under the Securities Act registering the resale of all Registrable Securities in the United States (the “Shelf Registration”).

(b) The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective by the Commission as soon as reasonably practicable after the initial filing of such Registration Statement. Subject to the limitations contained in this Agreement, the Company shall effect any Shelf Registration on such appropriate registration form of the Commission (a) as shall be selected by the Company and (b) as shall permit the resale or other disposition of the Registrable Securities by the Holders. If at any time a Shelf Registration filed with the Commission pursuant to Section 2.1.1 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Shelf Registration, the Company will use its commercially reasonable efforts to amend or supplement the Shelf Registration as may be necessary in order to enable such offering to take place in accordance with the terms of this Agreement.

2.1.2 Underwritten Offering. Subject to the provisions of subsection 2.1.3 and Section 2.3 of this Agreement, any Demanding Holder may make a written demand to the Company for an Underwritten Offering pursuant to a Shelf Registration filed with the Commission in accordance with Section 2.1.1 of this Agreement and/or a Preliminary Short Form Prospectus and a Short Form Prospectus to be filed with the Canadian Securities Commissions (an “Underwritten Demand”). The Company shall, within five (5) days of the Company’s receipt of the Underwritten Demand, notify, in writing, all other Holders of such demand, and each Holder who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering pursuant to an Underwritten Demand (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Underwritten Offering, a “Requesting Holder”) shall so notify the Company, in writing, within three (3) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s), such Requesting Holder(s) shall be entitled to have their Registrable Securities included in the Underwritten Offering pursuant to an Underwritten Demand. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.2 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company in consultation with the Demanding Holders initiating the Underwritten Offering. Notwithstanding the foregoing, the Company is not obligated to effect (i) more than an aggregate of three (3) Underwritten Offerings pursuant to this subsection 2.1.2 in any twelve (12)-month period, (ii) any Underwritten Offering unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Underwritten Offering equals or exceeds US$25 million, or (iii) an Underwritten Offering pursuant to this subsection 2.1.2 within ninety (90) days after the closing of an Underwritten Offering.

2.1.3 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to an Underwritten Demand, in good faith, advises or advise the Company, the Demanding Holders, the Requesting Holders and other persons or entities holding Common Shares or other equity securities of the Company that the Company is obligated to include pursuant to separate written contractual arrangements with such persons or entities (if any) in writing that the dollar amount or number of Registrable Securities or other equity securities of the Company requested to be included in such Underwritten Offering exceeds the maximum dollar amount or maximum number of equity securities of the Company that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of

Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Shares or other equity securities of the Company that the Company desires to sell and that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Shares or other equity securities of the Company held by other persons or entities that the Company is obligated to include pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.

2.1.4 Registration Withdrawal. Prior to the filing of the applicable “red herring” prospectus or Preliminary Short Form Prospectus used for marketing such Underwritten Offering, a majority-in-interest of the Demanding Holders initiating an Underwritten Offering pursuant to subsection 2.1.2 of this Agreement shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification to the Company of their intention to withdraw from such Underwritten Offering prior to the launch of such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Demand prior to its withdrawal under this subsection 2.1.4.

2.1.5 Canadian Short Form Prospectus Qualification. Within 60 days following the date hereof, the Company shall take all steps necessary to be qualified to file a prospectus pursuant to the requirements of NI 44-101, including but not limited to the filing of a notice of intention to be qualified to file such a prospectus in accordance with section 2.8 of NI 44-101.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company proposes to (i) file a registration statement, prospectus or prospectus supplement under Applicable Securities Law with respect to the Registration of equity securities of the Company, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities of the Company, for its own account or for the account of shareholders of the Company, other than a registration statement, prospectus or prospectus supplement (A) filed in connection with any employee stock option or other benefit plan, (B) pursuant to a registration statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (C) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (D) for an offering of debt that is convertible into equity securities of the Company or (E) for a dividend reinvestment plan, or (ii) consummate an Underwritten Offering for its own account or for the account of shareholders of the Company (other than pursuant to the terms of this Agreement), then the Company shall give written notice of such proposed action to all of the Holders of Registrable Securities as soon as practicable (but in the case of filing a registration statement, prospectus or prospectus supplement, not less than five (5) days before the anticipated filing date of such registration statement, prospectus or prospectus supplement), which notice shall (x) describe the amount and type of securities to be included, the intended method(s) of distribution and the name of the proposed managing Underwriter or Underwriters, if any, and (y) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within (a) three (3) days in the case of filing a registration statement, prospectus or prospectus supplement and (b) two (2) days in the case of an Underwritten Offering (unless such offering is an overnight or bought Underwritten Offering, then one (1) day), in each case after receipt of such written notice (such Registration, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Piggyback Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Piggyback Registration. All such Holders proposing to include Registrable Securities in an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of the equity securities of the Company that the Company desires to sell, taken together with (i) the shares of equity securities of the Company, if any, as to which Registration or Underwritten Offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration or Underwritten Offering has been requested pursuant to Section 2.2 of this Agreement and (iii) the shares of equity securities of the Company, if any, as to which Registration or Underwritten Offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration or Underwritten Offering is undertaken for the Company’s account, the Company shall include in any such Registration or Underwritten Offering (A) first, the Common Shares or other equity securities of the Company that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 of this Agreement, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Shares or other equity securities of the Company, if any, as to which Registration or Underwritten Offering has been requested pursuant to written contractual piggyback registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities; or

(b) If the Registration or Underwritten Offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or Underwritten Offering (A) first, Common Shares or other equity securities of the Company, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 of this Agreement, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Shares or other equity securities of the Company that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Shares or other equity securities of the Company for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to, as applicable, the effectiveness of the registration statement, prospectus or prospectus supplement filed with the Applicable Securities Commission with respect to such Piggyback Registration or the launch of the Underwritten Offering with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a registration statement, prospectus or prospectus supplement filed with the Applicable Securities Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such registration statement, prospectus or prospectus supplement or abandon an Underwritten Offering in connection with a Piggyback Registration at any time prior to the launch of such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration or Underwritten Offering effected pursuant to Section 2.2 of this Agreement shall not be counted as an Underwritten Offering pursuant to an Underwritten Demand effected under Section 2.1 of this Agreement.

2.3 Block Trades and Other Coordinated Offerings.

2.3.1 Notwithstanding any other provision of this Article II, but subject to Section 2.4 and Section 3.4, at any time and from time to time when an effective Shelf Registration is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, (x) with a total offering price reasonably expected to exceed, in the aggregate, US$25 million or (y) covering all remaining Registrable Securities held by the Demanding Holder, then if such Demanding Holder requires any assistance from the Company pursuant to this Section 2.3, such Holder shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and, as promptly as reasonably practicable, the Company shall use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters or brokers, sales agents or placement agents (each, a “Financial Counterparty”) prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.3.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a written notice of withdrawal to the Company, the Underwriter or Underwriters (if any) and Financial Counterparty (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this subsection 2.3.2.

2.3.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to Section 2.3 of this Agreement.

2.3.4 The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and Financial Counterparty (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.3.5 A Holder in the aggregate may demand no more than four (4) Block Trades or Other Coordinated Offerings pursuant to this Section 2.3 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.3 shall not be counted as a demand for an Underwritten Offering pursuant to subsection 2.1.2 hereof.

2.4 Restrictions on Registration Rights. If (A) the Holders have requested an Underwritten Offering pursuant to an Underwritten Demand and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; (B) the filing, initial effectiveness, or continued use of a Shelf Registration or Short Form Prospectus in respect of such Underwritten Offering at any time would require the inclusion in such Shelf Registration. Preliminary Short Form Prospectus or Short Form Prospectus of financial statements that are unavailable to the Company for reasons beyond the Company’s control; or (C) the Holders have requested an Underwritten Offering pursuant to an Underwritten Demand and in the good faith judgment of a majority of the Board that such Underwritten Offering would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Shelf Registration, Preliminary Short Form Prospectus and/or or Short Form Prospectus or the undertaking of such Underwritten Offering at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer or the Chief Financial Officer stating that in the good faith judgment of the majority of the Board it would be seriously detrimental to the Company for such Shelf Registration, Preliminary Short Form Prospectus and/or or Short Form Prospectus to be filed or to undertake such Underwritten Offering in the near future and that it is therefore essential to defer the filing of such Shelf Registration, Preliminary Short Form Prospectus and/or or Short Form Prospectus or undertaking of such Underwritten Offering. In such event, the Company shall have the right to defer such filing or offering for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any twelve (12)-month period.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. The Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible and to the extent applicable:

3.1.1 prepare and file with the Commission, within the time frame required by Section 2.1.1, in the English language a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Shelf Registration to become effective and remain effective, including filing a replacement Shelf Registration, if necessary, until all Registrable Securities covered by such Shelf Registration have been sold or are no longer outstanding (such period, the “Effectiveness Period”);

3.1.2 upon request by a Requesting Holder pursuant to an Underwritten Demand, prepare and file as promptly as reasonably practicable, and in any event within forty-five (45) days of receipt of an Underwritten Demand, with the Canadian Securities Commissions, in the English language, and if required, French language, a Preliminary Short Form Prospectus and a Short Form Prospectus with respect to such Registrable Securities and use its commercially reasonable efforts to cause the Canadian Securities Commissions to issue a receipt for each of the Preliminary Short Form Prospectus and a Short Form Prospectus;

3.1.3 prepare and file with the Applicable Securities Commission in the English language and, if required, French language, such amendments and post-effective amendments to the Shelf Registration and such supplements to the Prospectus, as may be reasonably requested by the Demanding Holders or any Underwriter or as may be required by Applicable Securities Law to keep the Shelf Registration effective until all Registrable Securities covered by such Shelf Registration are sold in accordance with the intended plan of distribution set forth in such Shelf Registration or supplement to the Prospectus or are no longer outstanding;

3.1.4 prior to filing a Shelf Registration, Prospectus, Preliminary Short Form Prospectus, Short Form Prospectus, or any amendment or supplement thereto, as applicable, furnish without charge to the Underwriters or Financial Counterparty, if any, and the Holders of Registrable Securities included in such Registration or Underwritten Offering or Block Trade or Other Coordinated Offering, and such Holders’ legal counsel, copies of such Shelf Registration, Prospectus, Preliminary Short Form Prospectus and/or Short Form Prospectus, as applicable, proposed to be filed, each amendment and supplement to such Shelf Registration (in each case including all exhibits thereto and documents incorporated by reference therein), Prospectus (including each preliminary Prospectus), Preliminary Short Form Prospectus, Short Form Prospectus and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Company’s SEDAR page or the Commission’s EDGAR system;

3.1.5 prior to any Registration of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Shelf Registration under such securities or “blue sky” laws of such jurisdictions of the United States as the Holders of Registrable Securities included in such Shelf Registration (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Shelf Registration to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Shelf Registration to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.6 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.7 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of the applicable Shelf Registration and/or Short Form Prospectus;

3.1.8 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop or cease trade order by any Applicable Securities Commission suspending the effectiveness of a Shelf Registration or Short Form Prospectus or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop or cease trade order or to obtain its withdrawal if such stop or cease trade order should be issued;

3.1.9 during the Effectiveness Period, furnish a conformed copy of each filing of any Shelf Registration or Prospectus or any amendment or supplement to such Shelf Registration or Prospectus or any document that is to be incorporated by reference into such Shelf Registration or Prospectus, promptly after such filing of such documents with the Commission to each seller of such Registrable Securities or its counsel; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.10 notify the Holders at any time when a Prospectus relating to such Shelf Registration is required to be delivered under Applicable Securities Law;

3.1.11 in accordance with Section 3.4 of this Agreement, notify the Holders of the happening of any event as a result of which a Misstatement exists, and then to correct such Misstatement as set forth in Section 3.4 of this Agreement;

3.1.12 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a Financial Counterparty pursuant to such Registration, permit a representative of the Holders (such representative to be selected by a majority-in-interest of the participating Holders), the Underwriters or other Financial Counterparty facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Shelf Registration, Prospectus, Preliminary Short Form Prospectus and/or Short Form Prospectus and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, Financial Counterparty, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives or Underwriters or Financial Counterparty enter into confidentiality agreements, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.13 obtain a comfort letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration (subject to such Financial Counterparty providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel), in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.14 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders or the Financial Counterparty, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion or negative assurance letter is being given as the participating Holders, Financial Counterparty or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to such participating Holders, Financial Counterparty or Underwriter;

3.1.15 in the event of an Underwritten Offering or a Block Trade, or an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration to which the Company has consented, to the extent reasonably requested by such Financial Counterparty in order to engage in such offering, allow the Underwriters or Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to the Company;

3.1.16 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration, enter into and perform its obligations under an underwriting agreement or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the Financial Counterparty of such offering or sale;

3.1.17 make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Shelf Registration which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.18 use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.19 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or Financial Counterparty if such Underwriter or Financial Counterparty has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or Financial Counterparty, as applicable.

3.2 Registration Expenses. The Registration Expenses in respect of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not timely provide the Company with its requested Holder Information upon reasonable notice, the Company may exclude such Holder’s Registrable Securities from the applicable Shelf Registration, Prospectus, Preliminary Short Form Prospectus or Short Form Prospectus or if the Company determines, based on the advice of counsel, that such information is necessary or advisable to effect the registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to (A) delay or postpone the (i) initial effectiveness of any Shelf Registration or (ii) launch of any Underwritten Offering, in each case, filed or requested pursuant to this Agreement, and (B) from time to time to require the Holders not to sell under any Shelf Registration, Prospectus or Short Form Prospectus or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the applicable Shelf Registration, Prospectus, Preliminary Short Form Prospectus or Short Form Prospectus of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Shelf Registration, Prospectus, Preliminary Short Form Prospectus or Short Form Prospectus would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Shelf Registration, Prospectus, Preliminary Short Form Prospectus or Short Form Prospectus to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend a Shelf Registration, Prospectus, Preliminary Short Form Prospectus or Short Form Prospectus or Underwritten Offering on

more than two occasions, for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of a Suspension Event while a Shelf Registration filed pursuant to this Agreement is effective or if as a result of a Suspension Event a Misstatement exists, each Holder agrees that (i) it will immediately discontinue offers and sales of Registered Securities under each Shelf Registration or Short Form Prospectus filed pursuant to this Agreement until the Holder receives copies of a supplemental or amended Prospectus or Short Form Prospectus, as applicable (which the Company agrees to promptly prepare) that corrects the relevant misstatements or omissions and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales and (ii) it will maintain the confidentiality of information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Holders will deliver to the Company or, in Holders’ sole discretion destroy, all copies of each Prospectus, Preliminary Short Form Prospectus and/or Short Form Prospectus, as applicable, covering Registrable Securities in Holders’ possession; provided, however, that this obligation to deliver or destroy shall not apply (A) to the extent the Holders are required to retain a copy of such Prospectus, Preliminary Short Form Prospectus and/or Short Form Prospectus, as applicable, (x) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act or a reporting issuer under Canadian Securities Law, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act or under Canadian Securities Law. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities held by such Holder without registration under Applicable Securities Law and within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) (collectively, the “Holder Indemnified Persons”) against all losses, claims, damages, liabilities and out-of-pocket expenses (including reasonable outside attorneys’ fees and inclusive of all reasonable outside attorneys’ fees arising out of the enforcement of each such persons’ rights under this Section 4.1) resulting from any Misstatement or alleged Misstatement, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such Holder Indemnified Person specifically for use therein.

4.1.2 In connection with any Shelf Registration or filing of a Prospectus, Preliminary Short Form Prospectus or Short Form Prospectus in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Shelf Registration, Prospectus, Preliminary Short Form Prospectus or Short Form Prospectus (“Holder Information”) and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and out-of-pocket expenses (including reasonable outside attorneys’ fees and inclusive of all reasonable outside attorneys’ fees arising out of the enforcement of each such persons’ rights under this Section 4.1) resulting from any Misstatement or alleged Misstatement, but only to the extent that the same are made in reliance on and in conformity with information relating to the Holder so furnished in writing to the Company by or on behalf of such Holder specifically for use therein. In no event shall the liability of any selling Holder hereunder be greater in amount than the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration, Prospectus or Short Form Prospectus, as applicable, giving rise to such indemnification obligation.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one outside counsel (and one local counsel in the applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

4.1.5 If the indemnification provided under Section 4.1 of this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 of this Agreement, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery or (iii) transmission by hand delivery, telecopy, telegram, facsimile or email. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third (3rd) business day following the date on which it is mailed, in the case of notices delivered by courier service, hand delivery, telecopy or telegram, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation, and in the case of notices delivered by facsimile or email, at such time as it is successfully transmitted to the addressee. Any notice or communication under this Agreement must be addressed, if to the Sponsor, to: 2744

Sand Hill Road, Menlo Park, CA 94025, or by email at: phaskopoulos@riverstonellc.com, if to the Company, to: 2700, 525 – 8th Avenue SW, Calgary, AB, T2P 1G1, or by email at: ssobie@hhres.com, and, if to any Holder, to the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto). Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors.

5.2.3 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto or do not hereafter become a party to this Agreement pursuant to Section 5.2 of this Agreement.

5.2.4 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice provided in accordance with Section 5.1 of this Agreement and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an executed joinder to this Agreement from the applicable assignee in the form of Exhibit A attached hereto (a “Joinder”)). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. ALL LEGAL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ANY COURT OF CHANCERY OF THE STATE OF DELAWARE; PROVIDED, THAT IF JURISDICTION IS NOT THEN AVAILABLE IN A COURT OF CHANCERY OF THE STATE OF DELAWARE, THEN ANY SUCH ACTION MAY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT. THE PARTIES HEREBY (A) IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS FOR THEMSELVES AND WITH RESPECT TO THEIR RESPECTIVE PROPERTIES FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY, AND (B) AGREE NOT TO COMMENCE ANY ACTION RELATING THERETO EXCEPT IN THE COURTS DESCRIBED ABOVE IN THE STATE OF DELAWARE, OTHER THAN ACTIONS IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE ANY JUDGMENT, DECREE OR AWARD RENDERED BY ANY SUCH COURT IN DELAWARE AS DESCRIBED HEREIN. EACH OF THE PARTIES FURTHER AGREES THAT NOTICE AS PROVIDED HEREIN SHALL CONSTITUTE SUFFICIENT SERVICE OF PROCESS AND THE PARTIES FURTHER WAIVE ANY ARGUMENT THAT SUCH SERVICE IS INSUFFICIENT. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION OR AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, (I) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS IN THE STATE OF DELAWARE AS DESCRIBED HEREIN FOR ANY REASON, (II) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT,

ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (III) THAT (A) THE ACTION IN ANY SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH ACTION IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

5.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the total Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Other Registration Rights. The Company represents and warrants that no person, other than (a) a Holder of Registrable Securities, and (b) the holders of the Company’s warrants pursuant to that certain Warrant Agreement, dated as of August 10, 2021, by and between the SPAC and Continental Stock Transfer & Trust Company, and assigned to and assumed by the Company on or about the date hereof, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement, including the SPAC Registration Rights Agreement, or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.7 Term. This Agreement shall terminate upon the earlier of (i) the tenth (10th) anniversary of the date of this Agreement and (ii) with respect to any Holder, the date as of which such Holder ceases to hold any Registrable Securities. The provisions of Article IV shall survive any termination.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

HAMMERHEAD ENERGY INC., an Alberta corporation

By:	/s/ Michael Kohut
Name: Michael Kohut
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

HOLDERS:

DECARBONIZATION PLUS ACQUISITION SPONSOR IV LLC, a Cayman Islands limited liability company

By: Decarbonization Plus Acquisition Sponsor Holdings IV LLC, its Sole and Managing Member

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Authorized Person

Address:	[***]

R5 HHR FS Holdings LLC

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Partner and Managing Director

Address:	[***]

REL HAMMERHEAD B.V.

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Managing Director A

Address:	[***]

By:	/s/ J.A.R.A. Zijderveld
Name: J.A.R.A. Zijderveld
Title: Managing Director B

Address:	[***]

[Signature Page to Registration Rights Agreement]

RIVERSTONE V INVESTMENT MANAGEMENT COÖPERATIEF U.A.

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Managing Director

Address:	[***]

By:	/s/ J.A.R.A. Zijderveld
Name: J.A.R.A. Zijderveld
Title: Managing Director

Address:	[***]

RIVERSTONE V REL HAMMERHEAD B.V.

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Managing Director

Address:	[***]

By:	/s/ J.A.R.A. Zijderveld
Name: J.A.R.A. Zijderveld
Title: Managing Director

Address:	[***]

RIVERSTONE V CIOC LP

By: Riverstone V CIOC GP, LLC, its general partner

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Authorized Person

Address:	[***]

[Signature Page to Registration Rights Agreement]

/s/ James AC McDermott
James AC McDermott

Address: [***]

/s/ Jeffrey Tepper
Jeffrey Tepper

Address: [***]

/s/ Dr. Jennifer Aaker
Dr. Jennifer Aaker

Address: [***]

/s/ Jane Kearns
Jane Kearns

Address: [***]

/s/ Scott Sobie
Scott Sobie

Address: [***]

/s/ Michael Kohut
Michael Kohut

Address: [***]

/s/ Daniel Labelle
Daniel Labelle

Address: [***]

/s/ David Anderson
David Anderson

Address: [***]

[Signature Page to Registration Rights Agreement]

/s/ Nicki Stevens
Nicki Stevens

Address: [***]

/s/ A. Stewart Hanlon
A. Stewart Hanlon

Address: [***]

/s/ J. Paul Charron
J. Paul Charron

Address: [***]

/s/ Bryan Begley
Bryan Begley

Address: [***]

ZAM VENTURES LUXEMBOURG II S.À.R.L.

By:	/s/ Bryan Begley
Name: Bryan Begley
Title: Vice President

Address:	[***]

[Signature Page to Registration Rights Agreement]

HV RA II LLC

HarbourVest Real Assets – Energy Fund II L.P
By: HarbourVest Real Assets Associates II L.P., its General Partner
By: HarbourVest Real Assets Associates II LLC, its General Partner
By: HarbourVest Partners, LLC, its Managing Member

By:	/s/ Michael H. Dean
Name: Michael H. Dean
Title: Managing Director

Address: [***]

[Signature Page to Registration Rights Agreement]

Exhibit A

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Amended and Restated Registration Rights Agreement, dated as of February 23, 2023 (as amended, modified and waived from time to time, the “Agreement”), by and among Hammerhead Energy Inc., an Alberta corporation (the “Company”), Decarbonization Plus Acquisition Sponsor IV LLC, a Cayman Islands limited liability company, and the persons named as parties therein (including pursuant to other Joinders). Capitalized terms herein shall have the meaning set forth in the Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Agreement, and the undersigned will be deemed for all purposes to be a Holder, and the undersigned’s ____ [Common Shares][Private Placement Warrants] will be deemed for all purposes to be Registrable Securities under the Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, 20___.

[ ]
By:
Name:
Title:

Agreed and Accepted as of

[    ], 20__

HAMMERHEAD ENERGY INC.

By:
Name:
Title: